Exhibit 24.1
POWER OF ATTORNEY
Each director and/or officer of DSW Inc. (the “Corporation”) whose signature appears below hereby appoints Douglas J. Probst and William L. Jordan as the undersigned’s attorney or any of them individually as the undersigned’s attorney, to sign, in the undersigned’s name and behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission (the “Commission”), the Corporation’s Registration Statement on Form S-4 (the “Form S-4”), and likewise to sign and file with the Commission any and all amendments to the Form S-4, and the Corporation hereby appoints such persons as its attorneys-in-fact and each of them as its attorney-in-fact with like authority to sign and file the Form S-4 and any amendments thereto granting to each attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorney-in-fact or the undersigned’s substitute may do by virtue hereof.
     IN WITNESS WHEREOF, we have hereunto set our hands effective as of the 22 day of February 2011.

Signature	Title

/s/ Jay L. Schottenstein	Chairman of the Board of Directors
Jay L. Schottenstein

/s/ Michael R. MacDonald Michael R. MacDonald	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Douglas J. Probst Douglas J. Probst	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Elaine J. Eisenman	Director
Elaine J. Eisenman

/s/ Carolee Friedlander	Director
Carolee Friedlander

/s/ Joanna T. Lau	Director
Joanna T. Lau

/s/ Philip B. Miller	Director
Philip B. Miller

/s/ Roger S. Markfield	Director
Roger S. Markfield

/s/ James D. Robbins	Director
James D. Robbins

/s/ Harvey L. Sonnenberg	Director
Harvey L. Sonnenberg

/s/ Allan J. Tanenbaum	Director
Allan J. Tanenbaum

/s/ Heywood Wilansky	Director
Heywood Wilansky